Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS FOURTH QUARTER AND FISCAL YEAR END RESULTS

San Jose, CA — November 2, 2015.  Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fourth quarter and fiscal year ended October 3, 2015.

Fourth Quarter Fiscal 2015 Summary

•            Revenue of $1.64 billion

•            GAAP operating margin of 3.2 percent

•            GAAP diluted earnings per share of $3.78(1)

•            Non-GAAP(2) operating margin of 3.8 percent

•            Non-GAAP(2) diluted earnings per share of $0.57

Fiscal Year 2015 Summary

•            Revenue of $6.37 billion

•            GAAP diluted earnings per share of $4.41(1)

•            Non-GAAP(2) diluted earnings per share of $2.21

Revenue for the fourth quarter was $1.64 billion, compared to $1.54 billion in the prior quarter and $1.69 billion for the same period of fiscal 2014.  Revenue for fiscal year ended October 3, 2015 was $6.37 billion, compared to $6.22 billion for the fiscal year ended September 27, 2014.

GAAP operating income in the fourth quarter was $52.7 million or 3.2 percent of revenue, compared to $61.5 million or 3.6 percent of revenue for the same period a year ago.  GAAP operating income for fiscal year 2015 was $203.1 million, compared to $199.7 million in fiscal year 2014.  GAAP net income in the fourth quarter was $315.4 million, compared to $132.5 million for the same period a year ago.  GAAP diluted earnings per share for the fourth quarter was $3.78, compared to $1.52 in the same period a year ago.  GAAP net income for fiscal year 2015 was $377.3 million, compared to $197.2 million in fiscal year 2014.  GAAP diluted earnings per share in fiscal year 2015 was $4.41, compared to $2.27 in fiscal year 2014.

Non-GAAP operating income in the fourth quarter was $61.7 million or 3.8 percent of revenue, compared to $71.3 million or 4.2 percent of revenue for the same period a year ago.  Non-GAAP operating income for the full fiscal year was $245.7 million, compared to $234.0 million for fiscal year 2014.  Non-GAAP net income in the fourth quarter was $47.7 million, compared to $53.4 million for the same period a year ago.  Non-GAAP diluted earnings per share for the fourth quarter was $0.57, compared to $0.61 in the same period a year ago.  Non-GAAP net income for fiscal year 2015 was $189.3 million, compared to $172.5 million in fiscal year 2014.  Non-GAAP diluted earnings per share in fiscal year 2015 was $2.21, compared to $1.99 in fiscal year 2014.

Balance Sheet Summary

•            Ending cash and cash equivalents were $412.3 million

•            Cash flow from operations was ($1.3) million in Q4, and $174.9 million for FY’15

•            Repurchased 2.5 million common shares for $51.8 million in Q4, and 5.8 million shares for $121.2 million in FY’15

•            Board authorized an additional $200 million in share repurchases

•            Inventory turns were 6.2x

•            Cash cycle days were 44.6 days

“We delivered a solid fourth quarter.  Revenue was up 6 percent sequentially and non-GAAP EPS improved 8 percent,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.

“In fiscal 2015, we delivered revenue growth, operating margin improvement, EPS expansion and solid cash generation despite a mixed market environment.  Our focus on executing our core strategy is evident in our results.”

“Our technology and solutions offerings remain a differentiator for Sanmina.  We are focused on the quality of our revenue, expanding our capabilities and providing value to our customers.  Based on our diverse customer base, new programs ramping, pipeline of new business opportunities and forecasts from our customers, we are optimistic that fiscal 2016 will be another growth year,” concluded Mr. Sola.

First Quarter Fiscal 2016 Outlook

The following outlook is for the first fiscal quarter ending January 2, 2016.  These statements are forward-looking and actual results may differ materially.

•                  Revenue between $1.55 billion to $1.60 billion

•                  Non-GAAP diluted earnings per share between $0.56 to $0.60

Company Conference Call Information

Sanmina will hold a conference call regarding financial results for the fourth quarter and fiscal year end 2015 on Monday, November 2, 2015 at 5:00 p.m. ET (2:00 p.m. PT).  The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina’s website at www.sanmina.com.  A replay of the conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 58137033.

(1) Fourth quarter 2015 GAAP diluted earnings per share includes a non-recurring tax benefit of $3.45.  Full year fiscal 2015 GAAP diluted earnings per share includes a non-recurring tax benefit of $3.37.  Fourth quarter and full year fiscal 2014 GAAP diluted earnings per share includes a non-recurring tax benefit of $1.01.

(2) In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures: operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or which we consider to be of a non-operational nature in the applicable period.  See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP results contained in this release to their most directly comparable GAAP measures is included in the financial statements contained in this release.  Sanmina provides its first quarter fiscal 2016 outlook only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of acquisitions, restructuring activities, asset impairments and other unusual and infrequent items.

About Sanmina

Sanmina Corporation is a leading integrated manufacturing solutions provider serving the fastest-growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, storage, industrial, defense, medical, energy and industries that include embedded computing technologies such as, point of sale devices, casino gaming and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information regarding the company is available at http://www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for the first quarter fiscal 2016 and expectations about fiscal 2016 being a growth year, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse changes to the key markets we target; credit problems experienced by our customers; risks arising from our international operations; competition that could cause us to lose sales; consolidation among our customers and suppliers that could adversely affect our business; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina Contact

Paige Bombino

Vice President, Investor Relations

(408) 964-3610

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	October 3,	September 27,
	2015	2014
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$412,253	$466,607
Accounts receivable, net	936,952	979,475
Inventories	918,728	893,178
Prepaid expenses and other current assets	129,982	111,714
Total current assets	2,397,915	2,450,974

Property, plant and equipment, net	590,844	563,016
Deferred tax assets	422,670	217,645
Other	81,835	81,454
Total assets	$3,493,264	$3,313,089

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,035,323	$1,139,845
Accrued liabilities	111,416	110,357
Accrued payroll and related benefits	120,402	126,541
Short-term debt	113,416	157,394
Total current liabilities	1,380,557	1,534,137

Long-term liabilities:
Long-term debt	423,949	386,681
Other	168,287	145,516
Total long-term liabilities	592,236	532,197

Stockholders’ equity	1,520,471	1,246,755
Total liabilities and stockholders’ equity	$3,493,264	$3,313,089

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	Oct. 3,	Sept. 27,	Oct. 3,	Sept. 27,
	2015	2014	2015	2014

Net sales	$1,636,578	$1,686,169	$6,374,541	$6,215,106
Cost of sales	1,514,893	1,554,551	5,890,685	5,726,823
Gross profit	121,685	131,618	483,856	488,283

Operating expenses:
Selling, general and administrative	63,111	57,745	239,288	242,288
Research and development	9,116	7,932	33,083	32,495
Amortization of intangible assets	890	425	2,054	1,798
Restructuring costs	1,232	3,979	13,683	12,550
Asset impairments	1,500	—	3,454	—
Gain on sales of long-lived assets	(6,850)	—	(10,807)	(530)
Total operating expenses	68,999	70,081	280,755	288,601

Operating income	52,686	61,537	203,101	199,682

Interest income	269	343	1,096	1,533
Interest expense	(6,360)	(7,410)	(25,011)	(30,804)
Other expense, net	148	(4,075)	(2,993)	(8,672)
Interest and other, net	(5,943)	(11,142)	(26,908)	(37,943)

Income before income taxes	46,743	50,395	176,193	161,739

Benefit from income taxes	(268,639)	(82,108)	(201,068)	(35,426)

Net income	$315,382	$132,503	$377,261	$197,165

Basic income per share	$3.95	$1.61	$4.61	$2.38
Diluted income per share	$3.78	$1.52	$4.41	$2.27

Weighted-average shares used in computing per share amounts:
Basic	79,853	82,528	81,818	82,872
Diluted	83,352	86,997	85,641	86,731

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	Oct. 3,	Sept. 27,	Oct. 3,	Sept. 27,
	2015	2014	2015	2014

GAAP Operating Income	$52,686	$61,537	$203,101	$199,682
GAAP operating margin	3.2%	3.6%	3.2%	3.2%
Adjustments
Stock compensation expense (1)	5,175	5,519	20,653	18,789
Amortization of intangible assets	1,746	1,072	4,440	3,871
Distressed customer charges (2)	6,177	1,856	10,979	2,239
Restructuring costs	1,232	3,979	13,683	12,550
Recovery of contingency item (3)	—	(2,686)	—	(2,562)
Gain on sales of long-lived assets	(6,850)	—	(10,598)	(530)
Asset impairments	1,500	—	3,454	—
Non-GAAP Operating Income	$61,666	$71,277	$245,712	$234,039
Non-GAAP operating margin	3.8%	4.2%	3.9%	3.8%

GAAP Net Income	$315,382	$132,503	$377,261	$197,165

Adjustments:
Operating income adjustments (see above)	8,980	9,740	42,611	34,357
Loss on extinguishment of debt (4)	—	3,587	3,760	11,779
Litigation settlements (5)	—	—	(273)	(1,571)
Deferred and non-recurring tax adjustments	(276,664)	(92,416)	(234,078)	(69,260)
Non-GAAP Net Income	$47,698	$53,414	$189,281	$172,470

GAAP Net Income Per Share:
Basic	$3.95	$1.61	$4.61	$2.38
Diluted	$3.78	$1.52	$4.41	$2.27

Non-GAAP Net Income Per Share:
Basic	$0.60	$0.65	$2.31	$2.08
Diluted	$0.57	$0.61	$2.21	$1.99

Weighted-average shares used in computing per share amounts:
Basic	79,853	82,528	81,818	82,872
Diluted	83,352	86,997	85,641	86,731

(1)             Stock compensation expense was as follows:

	Three Months Ended		Twelve Months Ended
	Oct. 3,	Sept. 27,	Oct. 3,	Sept. 27,
	2015	2014	2015	2014
Cost of sales	$2,132	$1,986	$6,611	$5,850
Selling, general and administrative	2,987	3,491	13,859	12,860
Research and development	56	42	183	79
Total	$5,175	$5,519	$20,653	$18,789

(2)           Relates to inventory and bad debt reserves associated with distressed customers.

(3)           Represents a non-recurring contingency that the Company ultimately resolved favorably in Q4 FY14.

(4)           Represents a loss, including write-off of unamortized debt issuance costs, on debt redeemed, repurchased or otherwise extinguished prior to maturity.

(5)           Represents cash received in connection with certain litigation settlements.

Schedule I

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, to the extent material or which we consider to be of a non-operational nature in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP. Management compensates for these limitations primarily by using GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.